UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2008

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Beginning with its Annual Report on Form 10-K for the year ended December 31, 2007, Under Armour, Inc. (the “Company”) analyzes the Company’s selling, general and administrative (“SG&A”) expenses using the following components: marketing costs, selling costs, product innovation and supply chain costs and corporate services. In prior annual and quarterly reports, the Company analyzed the Company’s SG&A expenses using the following components: marketing costs, selling costs, payroll and related costs (excluding those specifically related to marketing and selling) and other corporate costs.

To assist investors in comparing 2008 SG&A expenses with prior periods, set forth below are SG&A expenses for 2007 and 2006 using the same components as provided for 2008 SG&A expenses. Total SG&A expenses for the periods presented below have not changed from the amounts disclosed for these periods in prior reports. For further discussion of these components, see the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008.

Under Armour, Inc.

Selling, General and Administrative Expenses

(in millions)

	Quarter Ended				Year Ended
	3/31/2007	6/30/2007	9/30/2007	12/31/2007	12/31/2007
Marketing	$13.8	$16.3	$21.5	$19.6	$71.2
Selling	9.6	9.0	10.9	13.5	43.0
Product Innovation & Supply Chain	9.9	11.8	14.0	13.9	49.6
Corporate Services	11.2	13.8	14.3	15.7	55.0

Total Selling, General and Administrative Expenses	$44.5	$50.9	$60.7	$62.7	$218.8

	Quarter Ended				Year Ended
	3/31/2006	6/30/2006	9/30/2006	12/31/2006	12/31/2006
Marketing	$7.5	$10.6	$13.2	$17.0	$48.3
Selling	6.6	7.0	8.3	11.0	32.9
Product Innovation & Supply Chain	7.3	8.1	9.7	10.7	35.8
Corporate Services	8.7	9.5	11.5	12.0	41.7

Total Selling, General and Administrative Expenses	$30.1	$35.2	$42.7	$50.7	$158.7

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: July 10, 2008	By:	/s/ WAYNE A. MARINO
Wayne A. Marino
Chief Operating Officer